DAVIS ETFs

February 26, 2018

State Street Bank and Trust Company
One Heritage Drive
North Quincy MA 02171
Attention: Brian Currier, Assistant Vice President

Re:  DAVIS FUNDAMENTAL ETF TRUST (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Davis Select International ETF (the "Portfolio").

In accordance with Section 18, the Additional Funds provision, of the Custodian Agreement dated as of September 5, 2000, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company ("State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Agreement.  Accordingly, Exhibit A as attached hereto shall supersede Exhibit A as it currently exists.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

DAVIS FUNDAMENTAL ETF TRUST
                      on behalf of:
DAVIS SELECT INTERNATIONAL ETF

By: /s/ Douglas Haines
Name:           Douglas Haines
Title:             Vice President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:        /s/ Andrew Erickson
Name:   Andrew Erickson
Title:     Executive Vice President, Duly Authorized

Effective Date: March 1, 2018

Exhibit A
(As revised February 26, 2018)

Fund	Portfolio Name
Davis Series, Inc.	Davis Government Bond Fund
Davis Opportunity Fund
Davis Government Money Market Fund
Davis Financial Fund
Davis Appreciation & Income Fund
Davis Real Estate Fund

Selected American Shares, Inc.

Selected International Fund, Inc.

Davis Variable Account Fund, Inc.	Davis Value Portfolio
Davis Real Estate Portfolio
Davis Financial Portfolio

Clipper Funds Trust	Clipper Fund

Davis New York Venture, Inc.	Davis New York Venture Fund
Davis Research Fund
Davis Global Fund
Davis International Fund

Davis Fundamental ETF Trust	Davis Select U.S. Equity ETF
Davis Select Financial ETF
Davis Select Worldwide ETF
Davis Select International ETF